Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-293630

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 20, 2026)

McCormick & Company, Incorporated

Common Stock 223,898 Shares

Common Stock Non-Voting 580,870 Shares

INVESTOR SERVICES PLAN

McCormick & Company, Incorporated (the “Company”) hereby offers participation in its Investor Services Plan (as amended, the “Plan”). This prospectus supplement replaces the previous Plan prospectus supplement dated September 22, 2023. Shareholders of record who are currently participating in the Plan will continue as participants in the Plan without any further action on their part.

As of the date of this prospectus supplement, there are 223,898 shares of Common Stock and 580,870 shares of Common Stock Non-Voting available for issuance under the Plan. Shares of the Company’s Common Stock are traded on the New York Stock Exchange (“NYSE”) under the trading symbol “MKC-V.” Shares of the Company’s Common Stock Non-Voting are traded on the NYSE under the trading symbol “MKC.” The CUSIP number of the Company’s Common Stock is 579780 10 7. The CUSIP number of the Company’s Common Stock Non-Voting is 579780 20 6. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

If you do not currently own shares of the Company’s stock, you may purchase shares of Common Stock Non-Voting by investing a minimum of $500, subject to Plan limitations. Once you become a participant in the Plan, you may purchase additional shares of the same class or classes of the Company’s stock as may be owned by you by reinvesting your dividends or making cash payments.

If you are a current holder of Common Stock Non-Voting or Common Stock, you may participate in the Plan by completing an Account Authorization Form. If you are a beneficial owner of shares held by a broker or other custodial institution for your account, you are not eligible to participate in the Plan until you become a shareholder of record by either withdrawing the shares from your brokerage account and registering the shares in your own name or by enrolling in the Plan the same way as a new shareholder.

Stock issued under the Plan may be new issue shares or open market purchases. The price of new issue shares is the average of the high and low price carried out to four decimal places, of the Common Stock Non-Voting, as reported by the NYSE on the applicable investment date or, if the NYSE is closed on the investment date, on the next business day the NYSE is open. The price of shares of Common Stock Non-Voting and Common Stock purchased on the open market or in negotiated transactions is the weighted average price of the shares of Common Stock Non-Voting actually purchased for the applicable investment date.

Shares of Common Stock Non-Voting offered under the Plan to persons who are not currently shareholders of the Company are offered through a registered broker.

Investing in our stock involves risks. See “Risk Factors” on page S-2 of this prospectus supplement and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 26, 2026.

Prospectus Supplement

Prospectus

PURPOSE

The Plan provides individuals who enroll (“Participants”) with a convenient and affordable method of systematically increasing their ownership interest in the Company through purchases of Common Stock Non-Voting (“Non-Voting Stock”) or Common Stock (“Voting Stock”) depending on the class of stock you own (the term “Stock” shall refer to both classes of the Company’s stock). You may also reinvest your cash dividends in additional shares of the class of Stock you own.

SUMMARY OF FEATURES

OPEN TO NEW SHAREHOLDERS — If you do not currently own shares of Stock, you may become a Participant in the Plan through a purchase of Non-Voting Stock by paying an enrollment fee and making an initial investment of at least $500.

OPTIONAL CASH INVESTMENTS — You may make optional cash investments in the class of Stock you own, with a minimum of $50 per investment up to the limits set forth in the Plan ($50,000 per calendar year for Non-Voting Stock; $12,000 per calendar year for Voting Stock). Optional cash investments may be made by automatic withdrawal, monthly, semi-monthly or less frequent intervals by check, as you desire. You are under no obligation to make additional cash investments.

AUTOMATIC REINVESTMENT OF DIVIDENDS — Cash dividends paid on all or a specified percentage of shares of Stock may be automatically reinvested in additional shares of the class of Stock you own.

FULL INVESTMENT OF PLAN FUNDS — Funds invested in the Plan are fully invested through the purchase of fractional shares, as well as full shares. Cash dividends on fractional shares may be reinvested in additional shares of the class of Stock you own.

AUTOMATED TRANSACTIONS — You may establish automated privileges for your Plan account, enabling you to execute certain Plan transactions online or by phone.

SHARE SAFEKEEPING — You may deposit for safekeeping certificates representing shares of Stock, whether or not the shares were issued under the Plan, at no cost to you.

ACCOUNT STATEMENTS — Account statements detailing your Plan activities are mailed to you following each Plan transaction.

CONSIDERATIONS

You should consider the following prior to participating in the Plan:

BROKERAGE COMMISSION — Participants pay a brokerage commission for each share of Stock purchased for their Plan account in open market transactions. The Company expects that generally all Plan purchases will be effected in open market transactions. Participants pay a brokerage commission for each share sold through the Plan.

SERVICE FEES — You will pay a service fee for each sale of Plan shares.

INVESTMENT TIMING/PRICE RISKS — Shares are purchased and sold for the Plan on specified dates or during specified periods. As a result, you do not have any control over the price at which shares are purchased or sold for your account, and you may pay a higher purchase price or receive a lower sales price than if you had purchased or sold the shares, as the case may be, outside of the Plan. You bear the risk of fluctuations in the price of Stock.

NO INTEREST PAID PENDING INVESTMENT — No interest is paid on optional cash investments pending investment in Stock.

RISK FACTORS

An investment in the Stock involves risks. We urge you to carefully consider the risks identified in documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision, including those risks identified under “Risk Factors” in our Annual Report on Form 10-K for the year ended November 30, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “Commission”) in the future. Additional risks may be included in any document incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus that we may authorize or provide to you. For a description of these documents, and information about where you can find them, see “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement and the accompanying prospectus.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading prices of the Stock could decline due to any of these risks.

ADMINISTRATION

As of the date of this prospectus supplement, administration of the Plan is handled by Equiniti Trust Company, LLC (“EQ” or “Equiniti” or the “Plan Administrator”). The Plan Administrator is responsible for receiving initial and optional cash investments from Participants, forwarding funds received from or on behalf of Participants to a registered broker for purchases of Stock, issuing statements to Participants of their Plan account activities and performing certain other administrative duties related to the Plan. Participants may contact the Plan Administrator as follows:

Contact Information

shareowneronline.com

Available 24 hours a day, 7 days a week for access to your account information and answers for many common questions and general inquiries.

To register for online access:

If you are an existing, registered shareholder:

1.	Go to shareowneronline.com

2.	Click Register then I want to register for online access

3.	Select McCormick & Company, Inc. and enter EQ Account Number

4.	Select your Authentication* method

5.	Follow the steps to provide your information, create your secure profile, and access your online account.

*	If you need your Authentication ID to continue, select Authentication ID and Please send my Authentication ID, then click Send ID. For security, this number is required for first time sign on.

If you are a new investor:

1.	Go to shareowneronline.com

2.	Select Register then I want to invest in a Company

3.	Select McCormick & Company, Inc.

4.	Select Invest in this company, and follow the instructions to buy shares

Email

Login to your account at shareowneronline.com and select Contact Us.

Telephone

1-877-778-6784 Toll-Free

651-450-4064 outside the United States

Customer Care Specialists are available Monday through Friday, from 7:00 a.m. to 7:00 p.m. Central Time.

You may also access your account information 24 hours a day, 7 days a week using our automated voice response system.

Written correspondence and deposit of certificated shares*:

Equiniti

P.O. Box 64856

St. Paul, MN 55164-0856

Certified and overnight delivery:

Equiniti

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

*	If sending in a certificate for deposit, see Certificate Deposit and Withdrawal information.

The Plan Administrator is responsible for purchasing and selling shares of Stock for Participants’ Plan accounts, including the selection of a broker through which Plan purchases and sales are made. The Company has no control over the times or prices at which the Plan Administrator effects transactions on the open market or the selection of a broker used by the Plan Administrator.

PLAN FORMS

ACCOUNT AUTHORIZATION FORM — An Account Authorization Form is used to enroll in the Plan and, at the time of enrollment, authorizes automatic withdrawals. The Account Authorization Form may also be used to change, establish automatic withdrawals after enrollment and make or change dividend reinvestment elections. An Account Authorization Form is enclosed with this prospectus supplement.

TRANSACTION REQUEST FORM — A Transaction Request Form is used to make optional cash investments, sell Plan shares, deposit share certificates and terminate participation in the Plan. A Transaction Request Form is attached to each account statement mailed to Participants.

You may obtain additional Plan forms online at shareowneronline.com or by contacting the Plan Administrator.

ELIGIBILITY

Any person or entity, whether or not currently a registered owner of Stock, may participate in the Plan by enrolling in accordance with the procedures described in the “Enrollment and Participation” section below. The Company reserves the right to deny, modify, suspend or terminate participation by any person or entity.

Note: Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

ENROLLMENT AND PARTICIPATION

You may enroll in the Plan at any time online at shareowneronline.com or by completing an Account Authorization Form and returning it to the Plan Administrator at the address on the form.

CURRENT SHAREHOLDERS — If your shares are currently registered in your name with the Company, not held by your broker or bank in their name, you can enroll through shareowneronline.com or by submitting an Account Authorization Form by mail (see Contact Information).

NEW SHAREHOLDERS — If you do not already own the Company shares registered in your name, you can enroll in the Plan by submitting a completed Account Authorization Form along with a payment for your initial investment plus the initial enrollment fee. You may enroll through shareowneronline.com and authorize an automatic withdrawal from your bank account or through the mail by sending the Account Authorization Form along with a check (see Contact Information).

DIVIDEND REINVESTMENT

As described below, by participating in the Plan, you may elect to have all or a percentage of the cash dividends paid on your shares of Stock automatically reinvested in the class of Stock you own on the dividend payment date. THE PAYMENT OF DIVIDENDS ON STOCK IS AT THE DISCRETION OF THE COMPANY’S BOARD OF DIRECTORS.

REINVESTMENT OPTIONS

FULL DIVIDEND REINVESTMENT — All cash dividends payable on shares held in the Plan, along with any shares held in physical certificate form or through book-entry Direct Registration Shares (“DRS”), will be used to purchase additional shares. The Participant will not receive cash dividends from the Company; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to the Plan account. (RD)

PARTIAL DIVIDEND REINVESTMENT — A Participant may elect to reinvest a portion of the dividend and receive the remainder in cash. The percentage elected will be applied to the total shares held in the Plan, along with any shares held in physical certificate form or held through book-entry DRS. A Participant may elect percentages from 10%-90%, in increments of 10%. The cash portion of dividends will be sent by check unless the Participant has elected to have those dividends deposited directly to a designated bank account. (RX-N)

An example of partial reinvestment by percentage: A Participant has a total of 150 shares; 120 shares are held in the Plan, 15 in physical certificate form and 15 shares in book-entry DRS. The Participant chooses to have 50% of the total dividend reinvested. This will equate to 75 shares having dividends reinvested and 75 shares having dividends paid in cash.

NO DIVIDEND REINVESTMENT — All dividends payable to the Participant will be paid in cash. This includes the dividend payable on all shares held in the Plan, any shares held in physical certificate form or held through book-entry DRS. The Participant’s dividend payment will be sent by check unless the Participant has elected to have those dividends deposited directly to a designated bank account. (RP0)

You may change your reinvestment option at any time by going online, calling or sending written notice to the Plan Administrator. You may also send in optional cash investments with any of the above options.

DIRECT DEPOSIT OF DIVIDENDS — For electronic direct deposit of any dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form. The Participant should include a voided check or deposit slip from the bank account for which to set up direct deposit. If your Stock is jointly owned, all owners must sign the form.

DIVIDEND PAYMENT DATES — If the Plan Administrator receives your Account Authorization Form on or before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on the dividend payment date. If the Plan Administrator receives your Account Authorization Form after the record date, dividend reinvestment will not begin until the next dividend payment date.

CASH INVESTMENTS

INITIAL CASH INVESTMENT — If you are not a registered owner of Stock, you must include an initial cash investment of at least $500 with your completed Account Authorization Form to become a Participant. You must also pay a one-time enrollment fee (see Investment Summary and Fees). Initial cash investments and payment of the enrollment fee must be made by check payable to “Equiniti ” in U.S. funds drawn on a U.S. or Canadian financial institution.

OPTIONAL CASH INVESTMENTS — Participants may make optional cash investments at any time for the class of Stock then owned by personal check or automatic withdrawal in U.S. dollars from a designated U.S. or Canadian financial institution. Participants may vary their optional cash investment from a minimum of $50 per investment for Non-Voting Stock or Voting Stock up to the maximums specified in the Plan ($50,000 per calendar year for Non-Voting Stock; $12,000 per calendar year for Voting Stock).

CHECK — Optional cash investments made by check must be accompanied by a completed Account Authorization Form or Transaction Request Form and received by the Plan Administrator no later than one

(1) business day prior to an investment date for an initial cash investment and for optional cash investments, to be invested on that investment date; otherwise, optional cash investments are held by the Plan Administrator for investment on the next investment date. Optional cash investments made by check should be payable to “Equiniti ” in U.S. funds drawn on a U.S. or Canadian financial institution.

AUTOMATIC CASH WITHDRAWAL — A Participant may setup a one-time, semi-monthly or monthly automatic withdrawal from a designated bank account. The request may be submitted online, by telephone or by sending an Account Authorization Form by mail (see Contact Information). Requests are processed and become effective as promptly as administratively possible. Once the automatic withdrawal is initiated, funds will be debited from the Participant’s designated bank account on or about the 9th and/or the 25th of each month and will generally be invested in the Company Stock within five (5) trading days. Changes or a discontinuation of automatic withdrawals can be made online, by telephone or by using the Transaction Request Form attached to the Participant’s statement. To be effective with respect to a particular investment date, a change request must be received by the Plan Administrator at least 15 trading days prior to the investment date.

REFUNDS OF INITIAL CASH INVESTMENTS AND OPTIONAL CASH INVESTMENTS — Upon written request, the Plan Administrator will refund your initial cash investment or any optional cash investment, provided your request is received by the Plan Administrator at least two (2) business days prior to the next investment date.

RETURNED FUNDS — If any optional cash contributions, including payments by check or automatic withdrawal, are returned for any reason, the Plan Administrator will remove from the Participant’s account any shares purchased upon prior credit of such funds, and will sell these shares. The Plan Administrator may sell other shares in the account to recover a returned funds fee for each optional cash contribution returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator.

INVESTMENT PENDING PURCHASE; PLAN ADMINISTRATOR COMPENSATION — Participants will not earn interest on funds held by the Plan Administrator. During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean the Plan Administrator may hold the funds uninvested or invested in select deposit products. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.

NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT IN STOCK AND THEY DO NOT EARN DIVIDENDS PRIOR TO THEIR INVESTMENT. ALL OPTIONAL CASH INVESTMENTS, INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.

PURCHASE OF SHARES

SOURCE OF SHARES — Stock purchased by Participants under the Plan are either new issue shares or shares purchased on the open market. All shares of Stock in the Plan are registered under the Securities Act of 1933, as amended (the “Securities Act”). In open market transactions, the Plan Administrator purchases shares as soon as administratively possible (but in no event more than five (5) business days) after the applicable investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. The Company determines the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions of the frequency with which it can change its determination, may change such determination from time to time without notice to Plan Participants.

PRICE OF SHARES — The price per share of newly issued shares of Stock purchased from the Company is the average of the high and low price, carried out to four decimal places, of the Non-Voting Stock (as reported by the NYSE) on the applicable investment date or, if the NYSE is closed on the investment date, on the next business day the NYSE is open. The price of shares of Stock purchased on the open market or in negotiated transactions is the weighted average price of Non-Voting Stock at which the shares are actually purchased on the applicable investment date. All purchases will be made generally within five (5) business days of an investment date. The Plan Administrator may in its discretion commingle Participants’ funds for the purpose of effecting purchases and may offset purchase and sale transactions to arrive at a net purchase or sale. Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of Participants, Participants may lose any advantage otherwise available from being able to select the timing of their investment.

INVESTMENT DATES

DIVIDEND REINVESTMENT — Cash dividends are expected to be reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, the next business day following the dividend payment date and no later than 30 trading days, following the dividend payable date.

OPTIONAL CASH INVESTMENTS — Optional cash investments are expected to be made generally within five (5) trading days from receipt of your investment amount and no later than 35 trading days, except where postponement is necessary to comply with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable provisions of securities law, or in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a business day, the next business day following the dividend payment date.

BROKERAGE COMMISSIONS, SERVICE FEES AND OTHER COSTS

ACCOUNT SET-UP — If you are not a registered owner of Stock, you will be charged a one-time enrollment fee. The fee must be paid by check and is due at the time of enrollment. The fee is in addition to the minimum initial cash investment and applies even if you authorize automatic withdrawal investments.

BROKERAGE COMMISSION — You will pay a brokerage commission for each share of Stock purchased and for each share sold from your Plan account in open market transactions, even if a purchase or sale is used to offset another Plan transaction. Brokerage commissions payable with respect to Plan purchases will be deducted from the amount invested on your behalf. Brokerage commissions payable with respect to Plan sales will be deducted from the proceeds payable to you.

SERVICE FEES — You will pay a service fee in connection with each sale of Plan shares. The service fee is in addition to brokerage commissions and is deducted from the proceeds payable to you.

COMMISSIONS AND FEES SUBJECT TO CHANGE — The Company may change from time to time the amount of commissions and fees charged to Participants.

INVESTMENT SUMMARY AND FEES —

Summary
Minimum cash investments
Minimum one-time initial purchase for new investors*	$500.00
* Or 10 minimum recurring automatic investments	$50.00
Minimum one-time optional cash purchase	$50.00
Minimum recurring automatic investments	$50.00
Maximum cash investments
Maximum annual investment Non-Voting	$50,000.00
Maximum annual investments Voting	$12,000.00
Dividend reinvestment options
Reinvest options	Full, Partial, None

Fees
Investment fees
Initial enrollment (new investors only)	$15.00
Dividend reinvestment	Company Paid
Check investment	Company Paid
One-time automatic investment	Company Paid
Recurring automatic investment	Company Paid
Dividend purchase trading commission per share	$0.06
Optional cash purchase trading commission per share	$0.06

Sales fees
Batch Order	$15.00
Market Order	$25.00
Limit Order per transaction	$30.00
Stop Order	$30.00
Sale trading commission per share	$0.12
Direct deposit of sale proceeds	$5.00

Other fees
Certificate issuance	Company Paid
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$20.00 per year

ACCOUNT STATEMENTS

The Plan Administrator maintains an account for each Participant and sends account statements to each Participant as soon as administratively possible after each quarterly dividend reinvestment and each weekly optional cash investment and after any transfer, sale or withdrawal of Plan shares. The account statements provide Participants with a record of their purchases and sales and should be retained for tax purposes. If you elect the “No Dividend Reinvestment” option, you will receive a statement only when there is a change in the number of shares held for you by the Plan.

SHARE CERTIFICATES

Plan purchases are credited to each Participant’s account and shown on the Participant’s account statement. Participants do not receive certificates for their Plan shares unless requested in writing. This protects against loss, theft or destruction of stock certificates and reduces the Company’s administrative costs associated with the Plan. Participants may obtain certificates for some or all full Plan shares at any time by submitting a Transaction Request Form to the Plan Administrator. Any remaining full and fractional shares continue to be credited to Participants’ accounts. Certificates for fractional shares are not issued under any condition.

SHARE SAFEKEEPING

It is strongly encouraged that Participants deposit physical Company common stock certificate(s) for safekeeping, by sending the certificate(s) to the Plan Administrator together with instructions to deposit the certificate(s). The certificate(s) will show as surrendered with the corresponding credit to Plan shares. The transaction will appear on the Plan account statement, and shares will be held by the Plan Administrator in its name or nominee name. These shares will be held until the Participant sells, withdraws or terminates participation in the Plan. Because the Participant bears the risk of loss in sending stock certificate(s), it is recommended that the Participant sends them registered, insured for at least 5% of the current market value and request a return receipt.

PARTICIPANTS SHOULD NOT ENDORSE THEIR CERTIFICATES PRIOR TO MAILING.

TRANSFER AND GIFT OF SHARES

To authorize a transfer or gift of Company shares, a Participant must submit a Stock Power Form with instructions to transfer ownership of shares, to the Plan Administrator. The Form can be found on our website at shareowneronline.com. For additional assistance regarding the transfer of Plan shares, contact the Plan Administrator (see Contact Information). The Form will require a “Medallion Signature Guarantee” by a financial institution. A Medallion Signature Guarantee is a special guarantee for securities and may be obtained through a financial institution such as a broker, bank, savings and loan association, or credit union who participates in the Medallion Signature Guarantee program. The guarantee ensures that the individual requesting the transfer of securities is the owner of those securities. Most banks and brokers participate in the Medallion Signature Guarantee program.

If a Participant’s request to transfer all Plan shares in an account is received between a dividend record date and payable date, the request will be processed and a separate dividend check will be mailed to the Participant.

A Participant can also gift shares from a Plan account to a non-participant by making an initial cash investment plus the initial enrollment fee to establish an account in the recipient’s name. An optional cash investment can also be submitted on behalf of an existing Plan Participant (see Investment Summary and Fees for Minimum and Maximum Cash Investment amounts). If a Participant’s investments or transfers are made to an existing account, dividends on the shares credited to such investments or transfers will be invested in accordance with the elections made by the existing account owner.

SALE OF SHARES

Sales are usually made through a broker, who will receive brokerage commissions. Typically, the shares are sold through the exchange on which the shares of the Company are traded. Depending on the number of Company shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one (1) day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

Participants may instruct the Plan Administrator to sell shares of Non-Voting Stock under the Plan through a Batch Order, Market Order, Day Limit Order, Good-’Til-Date/Canceled Limit Order or Stop Order. Sales of Voting Stock are available only through a Batch Order unless the shares are converted into Non-Voting Stock.

Batch Order (online, telephone, mail) – The Plan Administrator will combine each request to sell through the Plan with other Plan Participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five (5) business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one (1) day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

Market Order (online or telephone) – The Participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

Day Limit Order (online or telephone) – The Participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the Stock reaches, or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the Participant.

Good-’Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone) – A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the Stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one (1) day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the Participant.

Stop Order (online or telephone) – The Plan Administrator will promptly submit a Participant’s request to sell shares in a Stop Order to a broker. A sale will be executed when the Stock reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

Sales proceeds will be net of any fees to be paid by the Participant (see Investment Summary and Fees for details). The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to Federal Backup Withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at shareowneronline.com.

A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail as soon as administratively possible after the settlement date. If a Participant submits a request to sell all or part of the Plan shares, and the Participant requests net proceeds to be automatically deposited to a checking or savings account, the Participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the Participant is unable to provide a voided check or deposit slip, the Participant’s written request must have the Participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.

A Participant who wishes to sell shares currently held in certificate form may send them in for deposit to the Plan Administrator and then proceed with the sale. To sell shares through a broker of their choice, the Participant may request the broker to transfer shares electronically from the Plan account to their brokerage account. Alternatively, a stock certificate can be requested in writing that the Participant can deliver to their broker.

The share price of the Stock may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator shall not be liable for any claim arising out of failure to sell on a certain date or at a specific price. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the Participant and is a risk that is borne solely by the Participant.

SELLING PARTICIPANTS SHOULD BE AWARE THAT THE SHARE PRICE OF THE STOCK MIGHT FALL OR RISE DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY THE PLAN ADMINISTRATOR, AND THE ULTIMATE SALE ON THE OPEN MARKET. PARTICIPANTS SHOULD EVALUATE THESE POSSIBILITIES WHILE DECIDING WHETHER AND WHEN TO SELL ANY SHARES THROUGH THE PLAN. THE PRICE RISK WILL BE BORNE SOLELY BY THE PARTICIPANT.

TERMINATION

A Participant may terminate participation in the Plan at any time by instruction to the Plan Administrator. Requests can be made by telephone or through the mail (see Contact Information). A Participant requesting termination may elect to retain Company shares or to sell all or a portion of the shares in the account. If a Participant chooses to retain the Plan shares, they will be converted and held in book-entry DRS. Any fractional shares will be sold and a check will be sent to the Participant for the proceeds. If a Participant chooses to sell the Plan shares, the Plan Administrator will sell such shares at the current market value and will send the proceeds to the Participant, less fees and any applicable taxes. If no election is made in the request for termination, whole Plan shares will be converted to book-entry DRS. Upon termination, any uninvested contributions will be returned to the Participant. Any future dividends will be paid in cash, unless the Participant rejoins the Plan.

If the Participant’s request to terminate their participation in the Plan is received on or after a dividend record date, but before the dividend payable date, the Participant’s termination will be processed as soon as administratively possible, and a separate dividend check will be mailed to the Participant.

The Plan Administrator reserves the right to terminate participation in the Plan if a Participant does not have at least one whole share in the Plan. Upon termination the Participant may receive the cash proceeds from the sale of any fractional share, less any transaction fee and brokerage commission.

After termination, you may re-enroll in the Plan by submitting a new Account Authorization Form and complying with all other enrollment procedures (see Enrollment and Participation above). In order to minimize unnecessary plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, the Company reserves the right to deny participation in the Plan to a previous Participant who the Company or the Plan Administrator believes has been excessive in the frequency of Plan enrollment and termination.

OTHER INFORMATION

The Stock is not insured by the FDIC or any other government agency, is not a deposit or other obligation of, and is not guaranteed by, Equiniti or the Company, and is subject to investment risks, including possible loss of principal amount invested. Stock held in the Plan is not subject to protection under the Securities Investor Protection Act of 1970.

STOCK DIVIDENDS AND STOCK SPLITS — Any shares distributed to you pursuant to a stock dividend or stock split on shares registered in your name or credited to your account under the Plan will be added to your Plan account and not mailed or delivered directly to you. You may however, request in writing to the Plan Administrator to issue certificates for such stock dividends or split shares once they are added to your Plan account (see Share Certificates above). If you send a notice of termination or a sales request to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the Stock distribution is credited to your account.

DIVIDEND AND VOTING RIGHTS — Dividend and voting rights of shares purchased under the Plan commence upon settlement of the transaction. Shares of Stock purchased on or within two (2) business days prior to a dividend record date are considered “ex-dividend” and therefore not entitled to payment of that dividend.

VOTING OF PLAN SHARES — Participants in the Plan will receive voting materials and have the sole right to vote the Voting Stock of the Company represented by the shares held for them in the Plan. In the event the Participant does not provide direction for voting, the Plan shares will not be voted.

The Participant is encouraged to read the information carefully. Votes may be submitted online, by telephone or by returning the signed, dated proxy card. A Participant’s shares will be voted in accordance with the most recent submitted instructions.

CONVERSION OF VOTING STOCK — Owners of Voting Stock may exchange their shares for Non-Voting Stock on a share-for-share basis at any time.

RESALE OF STOCK — Generally, there are no restrictions on the resale or transfer of shares of Stock issued under the Plan by “non-affiliates” of the Company. As defined pursuant to Rule 144 under the Securities Act, an “affiliate” is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Shares of Stock issued pursuant to the Plan may be sold or transferred by non-affiliates once they are no longer subject to any restriction or similar conditions. Affiliates of the Company must resell their shares of Stock in compliance with the volume limitations and other requirements of Rule 144 under the Securities Act and may need to report their transactions on a Form 144 filed with the SEC. Persons who are affiliates of the Company should consult their own counsel regarding the applicability of Rule 144 if they wish to resell shares of Stock acquired under the Plan.

LIMITATION OF LIABILITY —The Plan Administrator, its nominee and the Company shall have no responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein.

In administering the Plan, neither the Company, the Plan Administrator nor any independent agent selected by the Plan Administrator shall be liable for any good faith act or omission to act, including, but not limited to any claim of liability (i) arising out of the failure to terminate a Participant’s account upon such Participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which Stock is purchased or sold, or (iii) as to the value of the Stock acquired for Participants. Buying and selling Stock is subject to investment risk. The price may fall or rise during the period between a request for investment or sale, its receipt by the Plan Administrator, and the ultimate transaction in the open market. Any decision to purchase or sell securities through the Plan must be made by the Participant based upon his or her own research and judgment. The price risk will be borne solely by the Participant.

The Plan Administrator is acting solely as agent for the Company and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan. The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or the Company.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the stock investment plan industry to resume performance as soon as administratively possible under the circumstances.

The Plan Administrator is authorized to choose a broker at its sole discretion to facilitate purchases and sales of the Company Stock by Plan Participants. The Plan Administrator will furnish the name of the registered broker utilized in share transactions within a reasonable time upon written request from the Participant.

The Company and the Plan Administrator may agree from time to time to amendments and modifications of the Plan.

The Plan Administrator may, for various reasons, require a transaction request to be submitted in writing. Contact the Plan Administrator (see Contact Information) to determine if a particular request, including any sales request, must be submitted in writing.

Any notice, instruction, request, election or direction that is required or permitted under the Plan shall become effective when received by the Plan Administrator. Such notice, instruction, request, election or direction shall be mailed to the address set forth in this prospectus supplement.

Except as otherwise expressly provided herein, Participants may not sell, pledge, hypothecate or otherwise assign or transfer the Participant’s account any interest therein or any cash or shares credited to the Participant’s account. No attempt at any such sale, pledge, hypothecation or other assignment or transfer shall be effective. Nothing herein shall affect a shareholder’s rights in respect to shares for which certificate(s) have been received.

The Plan Administrator may terminate the account at any time by notice in writing mailed to the Participant.

MODIFICATION OR TERMINATION OF THE PLAN — The Company may suspend, modify or terminate the Plan at any time in whole or in part or with respect to Participants in certain jurisdictions. Notice of such suspension, material modification or termination will be provided to all affected Participants. No such event will affect any shares then credited to a Participant’s account. Upon any whole or partial termination of the Plan by the Company, each affected Participant will have all full Plan shares converted to book-entry DRS form. Participants will receive a check for the value of any fractional share less any fees. The market value will be based on the average of the high and low price of Non-Voting Stock (as reported by the NYSE) on the termination date, or if the NYSE is closed on the termination date, on the next business day the NYSE is open.

DENIAL OR TERMINATION OF THE PLAN — At the Company’s direction, the Plan Administrator may terminate your participation in the Plan if you do not own at least one full share in your name or held through the Plan. The Company also reserves the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent it is deemed advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. If your participation in the Plan is terminated, your full Plan shares will be converted to book-entry DRS form. Participants will receive a check for the value of any fractional share less any fees. The market value will be based on the average of the high and low price of Non-Voting Stock as reported by the NYSE on the termination date or if the NYSE is closed on the termination date, on the next business day the NYSE is open.

FEDERAL INCOME TAX INFORMATION

THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THIS SUMMARY APPLIES TO UNITED STATES TAXPAYERS ONLY, EXCEPT WHERE OTHERWISE STATED. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES. FOR EXAMPLE, THE DISCUSSION DOES NOT ADDRESS THE TREATMENT OF STOCK DIVIDENDS AND STOCK SPLITS OR ANY OF THE STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. FUTURE LEGISLATION, INTERNAL REVENUE SERVICE (“IRS”) RULINGS AND REGULATIONS AND/OR COURT DECISIONS AND YOUR PARTICULAR CIRCUMSTANCES MAY AFFECT THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES. FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.

This Plan assumes that each Participant will use the first-in, first-out (FIFO) method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference in writing to the Plan Administrator. Participants may designate their preference for specific identification cost basis at any time.

U.S. FEDERAL INCOME TAX CONSEQUENCES

DIVIDEND INCOME — Distributions of cash on Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent these distributions exceed the Company’s current or accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, your basis in the Stock, but not below zero, and then will be treated as gain from the sale of Stock. Corporate Participants in the Plan, if any, may be entitled to a dividends received deduction with respect to amounts treated as ordinary dividend income.

In general, reinvested dividends are treated for U.S. federal income tax purposes in the same manner as if the Participant had actually received such dividends in cash on the applicable dividend payment date. If you participate in the Plan and your reinvested distributions are used to purchase newly issued shares of Stock from the Company, your distributions for U.S. federal income tax purposes generally will be equal to the fair market value of the shares of Stock that you receive pursuant to such reinvestment, which generally will be determined as the average of the highest and lowest sale price of the Non-Voting Stock (as reported by the NYSE) on the applicable investment date. Distributions that are reinvested in shares of Stock purchased on the open market or in negotiated transactions generally will be treated as a taxable distribution in an amount equal to the purchase price of such shares plus any brokerage commissions paid by you in connection with purchases of Stock for your account. In either case, the distribution deemed received by you will include the amount of any tax withholding deducted from the reinvested dividends, as described below.

In addition, if you make optional cash investments under the Plan, you may be treated as having received a taxable distribution to the extent Stock purchases under the Plan are determined to have been made at less than fair market value, with the amount of any such deemed distribution equal to the excess of the fair market value of the shares purchased on the applicable investment date over the purchase price of the shares. Any such distribution would be taxable as a dividend to the extent of the Company’s current or accumulated earnings and profits, as described above. You are advised to consult with your own tax advisors with respect to the tax consequences applicable to you in such a situation.

COST BASIS OF SHARES — For U.S. federal income tax purposes, the cost basis of shares purchased with reinvested dividends or optional cash investments is the purchase price of the shares plus any brokerage commissions paid by you in connection with purchases of Stock for your account.

GAINS AND LOSSES FROM THE SALE OF SHARES — You will not realize any taxable income from the issuance of certificates representing Plan shares. You may realize a gain or loss, however, at the time the shares are sold by the Plan Administrator or by you after withdrawal of the shares from the Plan. The amount of gain or loss realized, if any, is based on the difference between the amount you receive for the shares, including any fractional shares credited to your account (following termination of participation in the Plan), reduced by the expenses of sale, including brokerage commissions and service fees charged for the sale of shares, and your cost basis of the shares. In general, any gain or loss will be capital gain or loss. The capital gain or capital loss will be long-term capital gain or loss if you have held the shares for more than one year. Your holding period will begin the day following the applicable investment date and include any period during which the shares were held by the Plan in your name. You should consult your tax advisor as to the consequences of a sale of shares in view of your particular circumstances.

IRS REPORTS — The Plan Administrator reports dividend income to Participants and the IRS on Form 1099-DIV. The Plan Administrator reports the proceeds from the sale of Plan shares to the selling Participants and the IRS on Form 1099-B. For Participants who are non-U.S. persons, the Plan Administrator will report dividend income to the selling Participants and the IRS on Form 1042-S.

DIVIDENDS SUBJECT TO WITHHOLDING

Your dividends and any sales proceeds from the sale of Stock are subject to federal backup withholding (currently at a 24% rate) if you fail to provide a taxpayer identification number to the Plan Administrator. A foreign person (nonresident alien individual or foreign entity) is subject to tax withholding at a 30% rate on the gross amount of certain payments of U.S. source income including dividends, unless the beneficial owner of the payment is entitled to a reduced rate of, or exemption from, withholding tax under an income tax treaty. Foreign entity owned accounts may also be subject to 30% withholding on all applicable U.S. sourced income, including dividends, as required by the Foreign Account Tax Compliance Act (“FATCA”). While FATCA withholding potentially would have also applied to gross proceeds received on or after January 1, 2019 from the sale, maturity or exchange of securities that can produce U.S. sourced dividends or interest, recently proposed Treasury regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Foreign persons should consult with their tax advisors or counsel as to which tax certification form they are required to provide and for more specific information regarding the withholding requirements under Chapters 3 and 4 (FATCA) of the U.S. Internal Revenue Code.

USE OF PROCEEDS

If purchases of Stock are made directly from the Company, we intend to use the net proceeds for general corporate purposes, including refinancing existing indebtedness, future acquisitions, capital expenditures and working capital. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.

At present, it is expected that generally all Plan purchases and sales will be effected through open market transactions. The Company will receive no proceeds from open market purchases of Stock under the Plan.

GOVERNING LAW

The laws of the State of Maryland govern the terms and conditions of the Plan and its operation.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Stock being offered hereby have been passed upon for the Company by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of McCormick & Company, Incorporated appearing in McCormick & Company, Incorporated’s Annual Report (Form 10-K) for the year ended November 30, 2025 (including the schedule appearing therein), and the effectiveness of McCormick & Company, Incorporated’s internal control over financial reporting as of November 30, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains a website at www.sec.gov that contains reports, proxies, information statements and other information regarding registrants, including us, that file electronically with the Commission. Our Commission filings are also available free of charge through the “Investors” section of our website at ir.mccormick.com as soon as administratively possible after such materials are filed with, or furnished to, the Commission. Information on or connected to our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

The Commission allows us to “incorporate by reference” into this prospectus supplement information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is an important part of this prospectus supplement, and the information may include documents filed after the date of this prospectus supplement which update and supersede the information you read in this prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the completion of the offering to which this prospectus supplement relates or this offering is terminated (in no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Commission be incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus):

•	our Annual Report on Form 10-K for the year ended November 30, 2025;

•	our Current Reports on Form 8-K filed on February 5, 2026 and March 18, 2026;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the Commission on February 18, 2026 incorporated by reference in the Annual Report on Form 10-K for the year ended November 30, 2025;

•

the description of the Common Stock contained in our registration statement on Form 8-A dated August  30, 2001, as the description therein has been updated and superseded by the description of the Common Stock contained in Exhibit 4(xiii) to our Form 10-K for the fiscal year ended November 30, 2021, as filed with the Commission on January 27, 2022, and including any amendments and reports filed for the purpose of updating such description; and

•

the description of the Common Stock Non-Voting contained in our registration statement on Form 8-A dated April 26, 1999, as the description therein has been updated and superseded by the description of the Common Stock Non-Voting contained in Exhibit 4(xiii) to our Form 10-K for the fiscal year ended November 30, 2021, as filed with the Commission on January 27, 2022, and including any amendments and reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus supplement or the accompanying prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

McCormick & Company, Incorporated

Attn: Office of the Treasurer

24 Schilling Road, Suite 1

Hunt Valley, Maryland 21031

(410) 771-7301

Investor Relations: (800) 424-5855, (410) 771-7537

ir.mccormick.com

This prospectus supplement or the accompanying prospectus are part of a registration statement that we have filed with the Commission and do not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or the accompanying prospectus concerning a contract, agreement or other document of ours is only a summary and is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter involved. You may obtain copies of the registration statement, including exhibits, as noted in the first paragraph above.

PROSPECTUS

McCormick & Company, Incorporated

Common Stock

Common Stock Non-Voting

Debt Securities

We may offer and sell from time to time, together or separately, shares of our common stock, par value $0.01 per share (“Common Stock”), shares of our common stock non-voting, par value $0.01 per share (“Common Stock Non-Voting,” and together with the Common Stock, the “Equity Securities”) or our debt securities described in this prospectus (“Debt Securities,” and together with the Equity Securities, the “Securities”). This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement. The accompanying prospectus supplement will specify the terms of the Securities, including their offering prices and the plan of distribution for any particular offering.

We may sell these Securities to or through one or more agents, underwriters and/or dealers, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis.

The Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “MKC-V” and the Common Stock Non-Voting is listed on the NYSE under the ticker symbol “MKC.”

Investing in any of the Securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement, before making a decision to invest in the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 20, 2026

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this process, we may offer and sell, at any time and from time to time, any combination of the Securities described in this prospectus in one or more offerings.

You should rely only on the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus which we deliver to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities which are referred to in the prospectus supplement or to buy the Securities in any circumstances or in any jurisdictions in which the offer or solicitation is unlawful. You should assume that the information provided by this prospectus, any prospectus supplement, any document incorporated by reference herein or therein or any free writing prospectus that we may authorize or provide is accurate only as of the date of that document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the Commission’s rules and regulations. For further information, we refer you to the information under the heading “Where You Can Find More Information and Incorporation by Reference.”

This prospectus provides you with a general description of the Securities we may offer. Each time we offer to sell any of the Securities, we will provide a prospectus supplement and/or a free writing prospectus that will contain specific information about the terms of that offering and the Securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, the information in the prospectus supplement supersedes the information in this prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”

Except as the context otherwise requires, or as otherwise specified or used in this prospectus, when we refer to “McCormick,” “the Company,” “we,” “us” or “our” in this prospectus, we mean McCormick & Company, Incorporated and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

In some cases, you can identify forward-looking statements by our use of forward-looking words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan” and similar expressions. You should be aware that these statements are based on our views, expectations and assumptions at the time. Actual events or results may differ substantially.

Forward-looking statements include, but are not limited to, statements concerning general economic and industry conditions, including consumer spending rates, recessions, interest rates, and availability of capital; expectations regarding sales growth potential in various geographies and markets, including the impact of brand marketing support, product innovation, and customer, channel, category, heat platform, and e-commerce expansion; the expected results of operations of businesses acquired, including the additional 25% ownership interest in McCormick de Mexico; expected trends in net sales, earnings performance, and other financial measures; the expected impact of pricing actions on our results of operations, including our sales volume and mix as well as gross margins; the expected impact of the inflationary cost environment on our business; the anticipated effects of factors affecting our supply chain, including the availability and prices of commodities and other supply chain resources such as raw materials, packaging, labor, and transportation; the potential impact of trade policies, including tariffs; the impact of legal challenges to U.S. tariffs; the expected impact of productivity improvements, including those associated with our Comprehensive Continuous Improvement (“CCI”) program and the Global Business Services operating model initiative; the ability to identify, attract, hire, retain, and develop qualified personnel and the next generation of leaders; the impact of ongoing or future geopolitical conflicts, including the potential for broader economic disruption; expected working capital improvements; the anticipated timing and costs of implementing our business transformation initiative, which includes the implementation of a global enterprise resource planning system; the expected impact of accounting pronouncements; expectations regarding pension and postretirement plan contributions and anticipated charges associated with those plans; the holding period and market risks associated with financial instruments; the impact of foreign exchange fluctuations; the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing; the anticipated sufficiency of future cash flows to enable payments of interest, repayment of short- and long-term debt, working capital needs, planned capital expenditures, quarterly dividends, and our ability to obtain additional short- and long-term financing or issue additional debt securities; and expectations regarding purchasing shares of our common stock under the existing repurchase authorization.

These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as:

•	our ability to drive revenue growth;

•	our ability to increase pricing to offset, or partially offset, inflationary pressures on the cost of our products;

•	loss of brand relevance;

•	increased private label use;

•	our ability to offset cost pressures or business impacts related to trade policies, including tariffs;

•	our ability to drive productivity improvements, including those related to our CCI program and other streamlining actions;

•	product quality, labeling, or safety concerns;

•	negative publicity about our products;

•	actions by, and the financial condition of, competitors and customers;

•	the longevity of mutually beneficial relationships with our large customers;

•	the ability to identify, interpret and react to changes in consumer preference and demand;

•	business interruptions due to natural disasters, unexpected events or public health crises;

•	issues affecting the our supply chain and procurement of raw materials, including fluctuations in the cost and availability of raw and packaging materials;

•	labor shortage, turnover and labor cost increases;

•	the impact of changing political and geopolitical conditions, including conflicts and the potential for broader economic disruption;

•	government regulation, and changes in legal and regulatory requirements and enforcement practices;

•	the lack of successful acquisition and integration of new businesses;

•

global economic and financial conditions generally, including stability of financial institutions availability of financing, interest and inflation rates, and the imposition of tariffs, quotas, trade barriers and other similar restrictions;

•	foreign currency fluctuations;

•

the effects of our amount of outstanding indebtedness and related level of debt service as well as the effects that such debt service may have on our ability to borrow or the cost of any such additional borrowing, our credit rating, and our ability to react to certain economic and industry conditions;

•	impairments of indefinite-lived intangible assets;

•	assumptions we have made regarding the investment return on retirement plan assets, and the costs associated with pension obligations;

•	the stability of credit and capital markets;

•	risks associated with our information technology systems, including the threat of data breaches and cyber-attacks;

•	our inability to successfully implement our business transformation initiative;

•	fundamental changes in tax laws, including interpretations and assumptions we have made, and guidance that may be issued, and volatility in our effective tax rate;

•	climate change;

•	Environmental, Social and Governance matters;

•	infringement of intellectual property rights, and those of customers;

•	litigation, legal and administrative proceedings;

•	our inability to achieve expected and/or needed cost savings or margin improvements;

•	negative employee relations; and other factors discussed in this prospectus or any prospectus supplement and the documents incorporated by reference herein or therein under the caption “Risk Factors.”

We caution you that any forward-looking statements made by us are not guarantees of future performance. You should keep in mind that any forward-looking statement we make in this prospectus, any prospectus supplement, any free-writing prospectus or the documents incorporated by reference herein or therein speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in a prospectus supplement and the documents incorporated by reference therein, may cause actual results to differ materially from those indicated by our forward-looking statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus and any applicable prospectus supplement. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein might not occur.

RISK FACTORS

An investment in the Securities involves risks. We urge you to carefully consider the risks identified in documents incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of the Securities, before making an investment decision, including those risks identified under “Risk Factors” in our Annual Report on Form 10-K for the year ended November 30, 2025, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. Additional risks, including those that relate to any particular Securities we offer, may be included in the applicable prospectus supplement, any document incorporated by reference into this prospectus or such prospectus supplement or any free writing prospectus that we may authorize or provide to you. For a description of these documents, and information about where you can find them, see “Where You Can Find More Information and Incorporation by Reference.”

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading prices of the Securities could decline due to any of these risks.

OUR COMPANY

We are a global leader in flavor. We manufacture, market and distribute herbs, spices, seasoning mixes, condiments and other flavorful products to the entire food and beverage industry: retailers, food manufacturers and the foodservice business. In fiscal year 2025, approximately 39% of our sales were outside of the U.S. We also are partners in a number of joint ventures that are involved in the manufacture and sale of flavorful products, the most significant of which is McCormick de Mexico.

We operate in two business segments: Consumer and Flavor Solutions. The Consumer and Flavor Solutions segments manufacture, market and distribute herbs, spices, seasoning mixes, condiments and other flavorful products throughout the world. Our Consumer segment sells to retail channels, including grocery, mass merchandise, warehouse clubs, discount and drug stores, and e-commerce under the “McCormick” brand and a variety of brands around the world, including “French’s”, “Frank’s RedHot”, “Lawry’s”, “Zatarain’s”, “Simply Asia”, “Thai Kitchen”, “Ducros”, “Vahine”, “Cholula”, “Schwartz”, “Club House”, “Kamis”, “DaQiao”, “La Drogheria”, “Stubb’s”, “OLD BAY”, and “Gourmet Garden.”

McCormick & Company, Incorporated was formed in 1915 under Maryland law as the successor to a business established in 1889. Our principal executive offices are located at 24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031 (telephone: (410) 771-7301).

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the Securities under this prospectus for general corporate purposes, including refinancing existing indebtedness, future acquisitions, capital expenditures and working capital. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.

DESCRIPTION OF EQUITY SECURITIES

The description below summarizes the general terms of the Equity Securities to which any prospectus supplement may relate. This section is a summary, and it does not describe every aspect of the Equity Securities. This summary is subject to and qualified in its entirety by reference to the provisions of our Charter, as amended and restated (the “Charter”), and our Amended and Restated By-Laws (the “By-Laws”), each as may be amended from time to time. See “Where You Can Find More Information and Incorporation by Reference.”

General

We have two classes of common stock authorized, consisting of 640,000,000 shares of Common Stock, and 640,000,000 shares of Common Stock Non-Voting.

Voting Rights and Special Conversion and Redemption Rights

Holders of Common Stock have full voting rights, except that:

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the voting rights of persons who are deemed by the board of directors to own, directly or indirectly, beneficially 10% or more of the outstanding shares of Common Stock (a “Substantial Stockholder”) are limited to 10% of the votes entitled to be cast by all holders of shares of Common Stock regardless of how many shares in excess of 10% are held by such person;

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we have the right to redeem, at any time, any or all shares of Common Stock and Common Stock Non-Voting beneficially owned by any Substantial Stockholder, unless such person acquires more than 90% of the then outstanding shares of each class of our common stock; and

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at such time as a Substantial Stockholder beneficially owns shares of Common Stock which entitle such Substantial Stockholder to cast more than 50% of the votes entitled to be cast by the holders of outstanding shares of Common Stock (taking into account the vote limitation on Substantial Stockholders described above), automatically, on a share-for-share basis, all shares of Common Stock Non-Voting will convert into shares of Common Stock.

Any amendment, alteration, change or repeal of the foregoing provisions, in addition to any other vote or approval required under the Charter or applicable law, requires:

•	the affirmative vote of the holders of at least 80% of the total number of votes entitled to be cast by the holders of all of the then outstanding shares of Common Stock, voting as a single class, and

•	the affirmative vote of the holders of at least 80% of the then outstanding shares of Common Stock Non-Voting, voting as a separate class.

Except as set forth above, holders of Common Stock are entitled to one vote per share of Common Stock on all matters to be voted upon by the stockholders. Any shares beneficially owned by a Substantial Stockholder in excess of 10% of outstanding shares of Common Stock that are subject to the Substantial Stockholder vote limitation described above are excluded from the total number of shares of Common Stock outstanding for the purposes of (i) establishing a quorum and (ii) determining the proportion of Common Stock required to approve a matter.

Each share of Common Stock Non-Voting has exactly the same rights, terms and conditions as each share of Common Stock, except that holders of shares of Common Stock Non-Voting have no voting rights, except with respect to:

•	a consolidation of the Company with another corporation;

•	a merger of the Company into another corporation;

•	a merger of the Company where the Company is the surviving corporation but the capital stock of the Company is converted into other securities or property;

•	a participation by the Company in a statutory share exchange whereby the capital stock of the Company is converted into other securities or property;

•	a dissolution of the Company;

•	a sale of all or substantially all of the assets of the Company not in the ordinary course of business; and

•	any amendment of the Charter repealing the right of the Common Stock Non-Voting to vote on any of the foregoing matters.

On matters on which holders of Common Stock Non-Voting are entitled to vote, holders of Common Stock Non-Voting are entitled to one vote per share of Common Stock Non-Voting on all such matters. As to any matter on which holders of Common Stock Non-Voting and Common Stock are entitled to vote, the Common Stock Non-Voting shall vote separately as one class, and the Common Stock shall vote separately as another class.

The voting rights of holders of Common Stock Non-Voting cannot be repealed except by:

•	the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock Non-Voting, voting separately as one class, and

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the affirmative vote of the holders of a majority of the total number of votes entitled to be cast by the holders of all the outstanding shares of the Common Stock (taking into account the vote limitation on Substantial Stockholders described above), voting separately as another class.

Amendments to Terms

The provisions of the Charter providing that the Common Stock and the Common Stock Non-Voting vote as separate classes cannot be amended, altered, changed or repealed except by:

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the affirmative vote of the holders of at least 80% of the total number of votes entitled to be cast by the holders of all the then outstanding shares of Common Stock (taking into account the vote limitation on Substantial Stockholders described above), voting separately as one class, and

•	the affirmative vote of the holders of at least 80% of the then outstanding shares of Common Stock Non-Voting, voting separately as another class.

No Other Conversion or Preemption Rights

Except as set forth above, holders of the Equity Securities, solely by virtue of their holdings, do not have conversion rights or preemptive rights to subscribe for or purchase any shares of any class, or to any security convertible into shares of stock of the Company, which we may issue in the future.

Exchange Rights

The Company may, but is not obligated to, allow shareholders to exchange shares of Common Stock for shares of Common Stock Non-Voting on a one-for-one basis. However, we generally do not issue shares of Common Stock in exchange for shares of Common Stock Non-Voting. In certain circumstances, we issue shares of Common Stock in exchange for shares of Common Stock Non-Voting, or issue shares of Common Stock Non-Voting in exchange for shares of Common Stock, typically, in connection with the administration of our employee benefit plans, executive compensation programs and dividend reinvestment/direct purchase plans. Holders who choose to exchange their shares will not receive any consideration for such exchanges, other than shares of Common Stock Non-Voting or Common Stock, as applicable.

Dividends

Both classes of our common stock are entitled to dividends that may be declared by the board of directors from time to time out of the surplus or profits of the Company, after providing for dividends on preferred stock.

Right to Receive Liquidation Distributions

The Maryland General Corporation Law (the “MGCL”) provides that our stockholders are generally not obligated to us or our creditors with respect to our stock, except to the extent that the subscription price or other agreed upon consideration has not been paid.

Upon any liquidation, dissolution or winding up of the Company, the holders of both classes of stock shall be entitled to receive, share for share with the other holders of shares of Common Stock and Common Stock Non-Voting on a pro rata basis, all assets then legally available for distribution after payment of debts and liabilities and preferences on preferred stock outstanding, if any.

Listing

The Common Stock is listed on the NYSE under the ticker symbol “MKC-V” and the Common Stock Non-Voting is listed on the NYSE under the ticker symbol “MKC.”

Transfer Agent and Registrar

The transfer agent and registrar for the Equity Securities is Equiniti Trust Company, LLC.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BY-LAWS

The following summarizes certain material provisions of Maryland law and our Charter and By-Laws. Copies of our Charter and By-Laws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information and Incorporation by Reference.”

Number of Directors; Vacancies; Removal

Our By-Laws provide that the number of directors will be not less than six and not more than 20. Our By-Laws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our By-Laws are amended by the board of directors, the number of directors may never be more than twenty. Our By-Laws currently provide that any vacancy caused by the death or resignation of a director or the removal of a director by the stockholders without appointing another director in his or her place may be filled by a majority of the remaining directors, and that a vacancy resulting from an increase in the number of directors may be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualified.

Our board of directors is not currently classified. However, it would be permissible under the MGCL for our board of directors to classify itself without stockholder approval.

The holders of Common Stock do not have cumulative voting rights in the election of directors.

Authorized but Unissued Capital Stock

The Charter provides that the board of directors may classify or reclassify any unissued stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, voting powers, restrictions, limitations as to dividends, qualifications, or terms or prices of redemption of the shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices. Although we have no present intention of doing so, these actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The NYSE currently requires stockholder approval as a prerequisite to issuing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock or in the amount of voting securities outstanding by at least 20%. If the approval of our stockholders is not required for the issuance of our common stock or preferred stock, our board of directors may determine not to seek stockholder approval.

Special Meetings of Stockholders

Our By-Laws provide that a special meeting may be called, for any purpose or purposes, by the chairman of the board of directors or the president or by a majority of the board of directors. In addition, our By-Laws provide that a special meeting shall be called by the secretary if the holders of not less than a majority of all the votes entitled to be cast on any issue proposed to be considered at such special meeting deliver to the secretary one or more written demands for a special meeting, describing the purpose or purposes for which the meeting is to be held and the matters proposed to be acted on at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our By-Laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

Action by Stockholders

Under the MGCL, stockholders may take any action that may be taken at an annual or special meeting of the stockholders by unanimous written consent.

Dissolution and other Fundamental Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange or engage in a similar transaction outside the ordinary course of business unless approved by its board of directors and by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our Charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our By-Laws require us to indemnify our directors and officers (and permit us to indemnify certain other parties) to the fullest extent permitted from time to time by Maryland law.

The MGCL requires a Maryland corporation to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity (unless its charter provides otherwise, which our Charter does not). The MGCL also permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification (and then only for expenses). In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We also maintain for the benefit of our directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position as, director or officer. This insurance may afford protection for liabilities not subject to indemnification under our By-Laws and the MGCL.

Additionally, we entered into indemnification agreements with each of our directors and executive officers, utilizing the standard form of indemnification agreement approved by the board of directors. The indemnification agreements require us to indemnify a director or an executive officer and to advance expenses on behalf of such director or executive officer to the fullest extent permitted by applicable law and establish the procedures by which a director or an executive officer may request and receive indemnification. The agreements are in addition to other rights to which a director may be entitled under our Charter, By-Laws and applicable law.

Control Share Acquisitions

The Maryland Control Share Acquisition Act (the “Control Share Acquisition Act”) provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, by officers of the corporation or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.

“Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of issued and outstanding control shares, but does not include the acquisition of shares, among others, (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the Control Share Acquisition Act or (iii) pursuant to a merger, consolidation or share exchange effected under Subtitle 1 of the Control Share Acquisition Act if the corporation is a party to the merger, consolidation or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or by-laws of the corporation. We have not approved or exempted any individuals or transactions through such a provision.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an “Interested Stockholder” (as defined in the MGCL) or an affiliate of an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder, unless an exemption is available. The MGCL defines an Interested Stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an Interested Stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an Interested Stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, in addition to the vote required by the MGCL and the charter of the corporation, a business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder (or its affiliate) with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Maryland’s business combination statute does not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. In addition, Maryland’s business combination statute does not apply to a corporation that “opts out” of the business combination statute through a provision in its charter or by-laws or a resolution of its board of directors. We have not elected to “opt out” of Maryland’s business combination statute through such a provision or resolution.

Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL, commonly referred to as the Maryland Unsolicited Takeover Act (“MUTA”), permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors, by provision in its charter or by-laws or a resolution of its board of directors, without obtaining stockholder approval and notwithstanding any contrary provision in the charter or by-laws, to elect to be governed by any or all of the following five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have not elected to be governed by these specific provisions, but we currently have more than three independent directors. Through provisions in our Charter and By-Laws unrelated to Subtitle 8, we already (i) vest in the board the exclusive power to fix the number of directors and (ii) allow stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our By-Laws currently provide that any vacancy caused by the death or resignation of a director or the removal of a director by the stockholders without appointing another director in his or her place may be filled by a majority of the remaining directors, and that a vacancy resulting from an increase in the number of directors may be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualified.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and By-laws

The business combination and control share acquisition provisions of Maryland law and certain provisions of our Charter and By-Laws, such as the unanimity requirement for written consent by stockholders and the advance notice provisions of our By-Laws, make it difficult for a potential acquirer to acquire us and discourage certain coercive takeover practices and inadequate takeover bids and may encourage persons seeking to acquire control of us to negotiate first with our board of directors. Likewise, if our board of directors were to opt in to any of the provisions of MUTA, such provisions could have similar anti-takeover effects. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The Debt Securities are to be issued under the Indenture (the “Indenture”), dated as of July 8, 2011, between McCormick and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), a copy of which has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part. We will include in a supplement to this prospectus and/or in a free writing prospectus or pricing supplement authorized by us, the specific terms of each series of Debt Securities being offered. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture (including any amendments or supplements we may enter into from time to time) and the Debt Securities. Capitalized terms are defined in the Indenture unless otherwise defined herein. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference. As used in this section, except as the context otherwise requires, or as otherwise specified or used in this section, the terms “McCormick,” “we,” “our” and “us” refer to McCormick & Company, Incorporated.

General

The Indenture provides that we may issue Debt Securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in, or under authority granted by, a resolution of our board of directors or as established in one or more supplemental indentures or officer’s certificates. We may issue Debt Securities with terms different from those of Debt Securities previously issued. The Debt Securities will be unsecured and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of McCormick.

Please read the applicable prospectus supplement relating to the applicable series of Debt Securities for the terms of such Debt Securities, including where applicable:

•	the principal amount offered;

•	the title of the securities of the series;

•	any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal of the securities is payable;

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the rate or rates at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

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the place or places where the principal of (and premium, if any) and interest on securities of the series shall be payable, any securities of that series may be surrendered for exchange and notices and demands to or upon McCormick in respect of the securities of that series and the Indenture may be served;

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the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series may be redeemed, in whole or in part, at the option of McCormick;

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the obligation, if any, of McCormick to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which securities of the series shall be issuable;

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if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

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any Events of Default and covenants of McCormick with respect to the securities of that series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Indenture;

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if other than the currency of the United States of America, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the securities of that series shall be made or in which securities of that series shall be denominated and the particular provisions applicable thereto;

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if the principal of (and premium, if any) and interest, if any, on the securities of that series are to be payable, at the election of McCormick or a holder thereof, in a currency or currency unit other than that in which such securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such securities are denominated or stated to be payable and the currency or currency unit in which such securities are to be so payable;

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if the amount of payments or principal of (and premium, if any) or interest, if any, on the securities of the series may be determined with reference to an index based on a currency or currency unit other than that in which securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined;

•	if the securities will not be subject to any provisions relating to satisfaction and discharge or defeasance;

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if the securities will be issued in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and whether such global securities will be temporary or permanent; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture).

The Debt Securities may be issued in one or more series with the same or various maturities and will be issued only in full registered form without coupons.

Transfer and Exchange

The Debt Securities of a series may be issued in either registered form (“Registered Securities”) or global form. See “Book-Entry Securities.” Registered Securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. (Section 3.5 of the Indenture). This is called an “exchange.”

You may transfer Registered Securities of a series and you may exchange Debt Securities of a series at the office of the Trustee. The Trustee will act as our agent for registering Registered Securities in the names of holders and transferring Debt Securities. We may designate someone else to perform this function. Whoever maintains the list of registered holders is called the “Security Registrar.” The Security Registrar also will perform transfers. (Section 3.5 of the Indenture).

You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the Security Registrar is satisfied with your proof of ownership. (Section 3.5 of the Indenture).

If we designate additional transfer agents, we will name them in the accompanying prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If we redeem less than all of the Debt Securities of a redeemable series, we may block the transfer or exchange of Registered Securities during the period beginning 15 days before the day of the selection for redemption of such Registered Securities and ending on the day of the mailing of the relevant notice of redemption in order to freeze the list of holders to prepare the mailing. We may also decline to register transfers or exchanges of Debt Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Debt Security being partially redeemed. (Section 3.5 of the Indenture).

If the offered Debt Securities are redeemable, we will describe the procedures for redemption in the accompanying prospectus supplement.

In this “Transfer and Exchange” section of this prospectus, “you” means direct holders and not indirect holders of Debt Securities.

Certain Covenants

Limitations on Liens

Except as described below under “—Exempted Indebtedness,” we will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any mortgage, security interest, pledge or lien (“Lien”) of or upon any Principal Property or any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without providing that the Debt Securities shall be secured by such Lien equally and ratably with any and all other indebtedness or obligations thereby secured, so long as such indebtedness or obligations shall be so secured.

This restriction does not apply to:

•	Liens that exist on the date of the Indenture;

•	Liens on property of any corporation existing at the time such corporation becomes a Subsidiary;

•	Liens in favor of us or any Subsidiary;

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Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to contract or statute or indebtedness incurred to finance all or a part of construction of or improvements to property subject to such Liens;

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Liens on property existing at the time of acquisition thereof (including acquisition through merger or consolidation), and construction and improvement Liens that are entered into within 180 days from the date of such construction or improvement, provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by us or any Restricted Subsidiary except substantially unimproved real property on which the property so constructed or the improvement is located;

•	mechanics’ and similar Liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

•	Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith;

•	Liens arising from any legal proceedings that are being contested in good faith;

•

any Liens that (a) are incidental to the ordinary conduct of our business or the ownership of our properties and assets, (b) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (c) do not in the aggregate materially detract from the value of the property of McCormick or any Subsidiary or materially impair the use thereof in the operation of its business;

•	Liens securing industrial development or pollution control bonds; and

•	Liens for the sole purpose of extending, renewing or replacing (or successively extending, renewing or replacing) in whole or in part any of the foregoing. (Section 10.7 of the Indenture).

Limitations on Sale and Leaseback

Except as described below under “—Exempted Indebtedness,” we will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing (as lessee) by us or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal, of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) which property has been or is to be sold or transferred by us or a Restricted Subsidiary to such Person unless either:

•

we or such Restricted Subsidiary would be entitled, pursuant to the fifth and eleventh clauses of the covenant described under “—Limitations on Liens” above, to incur a Lien on such property without equally and ratably securing the Debt Securities; or

•

the net proceeds of such sale are at least equal to the fair value of such property and we will apply an amount equal to the net proceeds of such sale to the retirement (other than any mandatory retirement or payment at maturity) of (a) Debt Securities (other than any retirement prohibited by the terms of any Debt Securities pursuant to prohibitions on advance refundings) or (b) our or a Restricted Subsidiary’s Funded Debt ranking prior to or on a parity with the Debt Securities, within 120 days of the effective date of any such arrangement. (Section 10.8 of the Indenture).

Exempted Indebtedness

Notwithstanding the limitations on Liens and sale and leaseback transactions outlined above, we or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into sale and leaseback transactions not otherwise permitted as described above provided that at the time of such event, and after giving effect thereto, the sum of outstanding indebtedness for borrowed money of McCormick and its Restricted Subsidiaries incurred after the date of the Indenture and secured by Liens not otherwise permitted as set forth above plus the Attributable Debt in respect of such sale and leaseback transactions entered into by McCormick and its Restricted Subsidiaries after the date of the Indenture not otherwise permitted as set forth above does not exceed 15% of Consolidated Net Tangible Assets. (Sections 1.1, 10.7(b) and 10.8(b) of the Indenture).

Merger and Consolidation

We covenant that we will not merge with or consolidate into any other Person or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any Person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless, among other things:

•

the successor Person is organized and existing under the laws of the United States, any state thereof or the District of Columbia and assumes our obligations on the Debt Securities and under the Indenture,

•	immediately after giving effect to such transaction, no Event of Default under the Indenture shall have happened and be continuing, and

•

if, as a result of any such consolidation or merger or such conveyance, transfer or lease, any Principal Property of McCormick would become subject to a Lien that would not be permitted by the Indenture, we or such successor Person takes such steps as are necessary effectively to secure the Debt Securities equally and ratably with (or, at our option, prior to) all indebtedness secured thereby. (Section 8.1 of the Indenture).

Except as described above, the Indenture does not contain any provisions that would afford holders of the Debt Securities protection in the event of:

•	a highly leveraged or similar transaction involving us;

•	a change in control or a change in our management; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the Debt Securities.

In addition, subject to the limitations set forth above, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the Debt Securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

An Event of Default with respect to a series of the Debt Securities is defined in the Indenture as being:

(i)	default in the payment of any interest on the Debt Securities of that series when it becomes due and payable and the continuance of such default for a period of 30 days;

(ii)	default in the payment of any principal of (or premium, if any, on) the Debt Securities of that series at its maturity;

(iii)

default in the performance, or breach, of any covenant or agreement in the Indenture included therein for the benefit of such series of Debt Securities and the continuance of such default or breach for a period of 90 days after written notice of such default or breach to McCormick by the Trustee or to McCormick and the Trustee by the holders of at least 25% in aggregate principal amount of such series of Debt Securities;

(iv)	certain events of bankruptcy, insolvency or reorganization of McCormick; or

(v)	any other Event of Default specified for a series Debt Securities in the applicable prospectus supplement. (Section 5.1 of the Indenture).

The Indenture provides that if an Event of Default under clause (i), (ii), (iii) or (v) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of a series may declare the principal of all the Debt Securities of such series, together with any accrued interest, to be due and payable immediately. (Section 5.2 of the Indenture). If an Event of Default under clause (iv) above shall have occurred and be continuing, then the principal of all the Debt Securities, together with any accrued interest, will be due and payable immediately without any declaration or other act on the part of the Trustee or any holder of a Debt Security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the Debt Securities. (Sections 5.2 and 5.13 of the Indenture).

In addition, prior to the declaration of the acceleration of the maturity of a series of Debt Securities, past defaults may be waived by the holders of a majority in principal amount of such series of Debt Securities, except a default in the payment of principal of or interest on any Debt Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of each affected holder of such Debt Securities. (Sections 5.2 and 5.13 of the Indenture).

The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such Debt Securities. (Section 6.3 of the Indenture).

The Indenture also provides that the holders of a majority in principal amount of the Outstanding Securities of a particular series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series. (Section 5.12 of the Indenture).

The Indenture contains a covenant that McCormick will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists. (Section 10.9 of the Indenture).

Definitions

“Attributable Debt” with respect to any sale leaseback transaction that is subject to the restrictions described under “Certain Covenants—Limitations on Sale and Leaseback” means the lesser of:

•

the total net amount of rent required to be paid during the remaining base term of the related lease or until the earliest date on which the lessee may terminate such lease upon payment of a penalty or a lump-sum termination payment (in which case the total net rent shall include such penalty or termination payment), discounted at the weighted average interest rate borne by the Outstanding Securities under the Indenture, compounded semi-annually, or

•	the sale price of the property so leased multiplied by a fraction, the numerator of which is the remaining base term of the related lease and the denominator of which is the base term of such lease.

“Consolidated Net Tangible Assets” means the total assets of McCormick and its consolidated subsidiaries, including the investment in (at equity) and the net amount of advances to and accounts receivable from corporations which are not consolidated subsidiaries less the following:

•

current liabilities of McCormick and its consolidated subsidiaries, including an amount equal to indebtedness required to be redeemed by reason of any sinking fund payment due in 12 months or less from the date as of which current liabilities are to be determined;

•

all other liabilities of McCormick and its consolidated subsidiaries other than Funded Debt, deferred income taxes and liabilities for employee post-retirement health plans other than pensions recognized in accordance with Accounting Standards Codification No. 715-60;

•

all depreciation and valuation reserves and all other reserves (except for reserves for contingencies which have not been allocated to any particular purpose) of McCormick and its consolidated subsidiaries;

•

the book amount of all segregated intangible assets of McCormick and its consolidated subsidiaries, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense less unamortized debt premium; and

•	appropriate adjustments on account of minority interests of other persons holding stock in subsidiaries.

Consolidated Net Tangible Assets shall be determined on a consolidated basis in accordance with generally accepted accounting principles.

“Funded Debt” means any indebtedness of McCormick or a Restricted Subsidiary (other than inter-company debt that is eliminated in consolidation) for borrowed money having a maturity of more than 12 months from the date such indebtedness was incurred or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from the date such indebtedness was incurred at the option of the obligor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing or processing plant or warehouse, together with the land upon which it is erected and any fixtures and equipment comprising a part thereof, owned by McCormick or any Restricted Subsidiary and located in the United States, the book value (net of depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing or processing plant or warehouse or any portion thereof or any such fixture or equipment (together with the land upon which it is erected and any fixtures and equipment comprising a part thereof) (i) which is financed by Industrial Development Bonds or (ii) which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Subsidiaries, taken as a whole.

“Restricted Subsidiary” means any Subsidiary that owns, operates or leases one or more Principal Properties.

“Subsidiary” means each corporation of which we, or we and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency that permits the holders of any other class or classes of securities to vote for the election of one or more directors.

Satisfaction and Discharge

McCormick shall be deemed to have satisfied and discharged the entire indebtedness on all the Debt Securities of any particular series (i) that have become due and payable, (ii) that by their terms are to become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the Securities of such series, or (iii) in certain other circumstances as specified at the time a particular series of Debt Securities is established in accordance with the Indenture, and, so long as no Event of Default shall be continuing, when:

•	either:

•

all Debt Securities of such series theretofore authenticated and delivered (except destroyed, lost or stolen Debt Securities that have been replaced or paid) have been delivered to the Trustee for cancellation, or

•

with respect to all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, McCormick has deposited or caused to be deposited with the Trustee funds or Government Obligations, or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities not theretofore delivered to the Trustee for cancellation, for unpaid principal and interest to maturity;

•	McCormick has paid all other sums payable by it under the Indenture with respect to the Debt Securities of such series;

•

McCormick has delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the entire indebtedness of the Debt Securities of such series under the Indenture have been complied with; and

•

if the Debt Securities of such series are not to become due and payable at their Stated Maturity within one year of the date of such deposit or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to such Trustee as of the date of such deposit, we have delivered to the Trustee an opinion of counsel based on the fact that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, to the effect that the holders of the Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred. (Article IV of the Indenture).

Covenant Defeasance

The terms of the Debt Securities provide that McCormick need not comply with certain restrictive covenants of the Indenture (including those described above under “—Certain Covenants”) with respect to a series of Debt Securities if, among other things:

•

McCormick deposits in trust with the Trustee cash in the currency or currency unit in which the Debt Securities of such series are payable or Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Debt Securities of such series when due;

•

McCormick has delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the contemplated covenant defeasance have been complied with; and

•

if the Debt Securities of such series are not to become due and payable at their Stated Maturity within one year of the date of such deposit or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to such Trustee as of the date of such deposit, we have delivered to the Trustee, not later than the date of such deposit, an opinion of counsel confirming that the holders of the Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. (Section 10.11 of the Indenture).

Modification and Waiver

Without the consent of any holder of the Debt Securities, McCormick and the Trustee may modify or amend the Indenture to clarify or to make certain other changes that would not adversely affect the legal rights of any holder. (Section 9.1 of the Indenture).

With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the particular series affected, McCormick and the Trustee may modify or amend the Indenture; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security:

•

change the stated maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any Debt Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults; or

•

modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Debt Securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security. (Section 9.2 of the Indenture).

BOOK-ENTRY SECURITIES

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the “Global Securities”) which will be deposited with, or on behalf of, The Depository Trust Company (the “Depositary”) and registered in the name of the Depositary’s nominee. Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. The following description of the operations and procedures of the Depositary is provided solely as a matter of convenience. These operations and procedures are solely within the control of the Depositary and are subject to changes by it.

The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

Upon the issuance of Debt Securities by us represented by the Global Securities, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Securities to the accounts of participants. The accounts credited shall be initially designated by the underwriters or agents. If the Depositary is at any time unwilling or unable to continue as depositary, or if at any time there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debt Securities, we will issue Debt Securities in certificated form in exchange for the Global Securities. In addition, we may at any time determine not to have Debt Securities represented by the Global Securities, and, in such event will issue Debt Securities in certificated form in exchange for the Global Securities representing such Debt Securities. In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery in certificated form of Debt Securities equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the Securities to or through one or more agents, underwriters and/or dealers, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis.

The distribution of the Securities offered under the prospectus may occur from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The Securities may also be sold in one or more of the following transactions: (i) block transactions (which may involve wall crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

In connection with the sale of the Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions.

Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities offered under the prospectus may be “underwriters” as defined in the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered Securities may be listed.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain liabilities.

In connection with an offering of the Securities, underwriters may purchase and sell the Securities in the open market. These transactions may include over-allotment, syndicate covering transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An over-allotment involves sales in excess of the offering size, which create a short position. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions permit bids to purchase the underlying Security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the Securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may have the effect of raising or maintaining the market price of the Securities or preventing or slowing a decline in the market price of the Securities. As a result, the price of the Securities may be higher than the price that might otherwise exist in the open market. In addition, a penalty bid may discourage the immediate resale of the Securities sold in this offering. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the

Securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

EXPERTS

The consolidated financial statements of McCormick & Company, Incorporated appearing in McCormick & Company, Incorporated’s Annual Report (Form 10-K) for the year ended November 30, 2025 (including the schedule appearing therein), and the effectiveness of McCormick & Company, Incorporated’s internal control over financial reporting as of November 30, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with the Securities, including the validity of the Securities, will be passed upon for McCormick by Wilmer Cutler Pickering Hale and Dorr LLP.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains a website at www.sec.gov that contains reports, proxies, information statements and other information regarding registrants, including us, that file electronically with the Commission. Our Commission filings are also available free of charge through our website at ir.mccormick.com as soon as reasonably practicable after such materials are filed with, or furnished to, the Commission. Information on or connected to our website does not constitute a part of this prospectus or any prospectus supplement and is not incorporated by reference into this prospectus or any prospectus supplement.

The Commission allows us to “incorporate by reference” into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is an important part of this prospectus, and the information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated (in no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Commission be incorporated by reference into, or otherwise included in, this prospectus):

•	our Annual Report on Form 10-K for the year ended November 30, 2025;

•	our Current Report on Form 8-K filed on February 5, 2026;

•

the portions of the Definitive Proxy Statement on Schedule 14A filed with the Commission on February 18, 2026 incorporated by reference in the Annual Report on Form 10-K for the year ended November 30, 2025;

•

the description of the Common Stock contained in our registration statement on Form 8-A dated August  30, 2001, as the description therein has been updated and superseded by the description of the Common Stock contained in Exhibit 4(xiii) to our Form 10-K for the fiscal year ended November 30, 2021, as filed with the Commission on January 27, 2022, and including any amendments and reports filed for the purpose of updating such description; and

•

the description of the Common Stock Non-Voting contained in our registration statement on Form 8-A dated April 26, 1999, as the description therein has been updated and superseded by the description of the Common Stock Non-Voting contained in Exhibit 4(xiii) to our Form 10-K for the fiscal year ended November 30, 2021, as filed with the Commission on January 27, 2022, and including any amendments and reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

McCormick & Company, Incorporated

Attn: Office of the Treasurer

24 Schilling Road, Suite 1

Hunt Valley, Maryland 21031

(410) 771-7301

Investor Relations: (800) 424-5855, (410) 771-7537

ir.mccormick.com

This prospectus is part of a registration statement that we have filed with the Commission and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract, agreement or other document of ours is only a summary and is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter involved. You may obtain copies of the registration statement, including exhibits, as noted in the first paragraph above.